SECURITIES AND EXCHANGE COMMISSION
                  WASHINGTON, D.C.  20549




                         FORM 8-K

                      CURRENT REPORT




          Pursuant to Section 13 or 15(d) of the
              Securities Exchange Act of 1934




Date of Report (Date of earliest event reported):
May 18, 1999



              AMERICAN GENERAL FINANCE, INC.
    (Exact Name of Registrant as Specified in Charter)



Indiana                   1-7422                 35-1313922
(State or Other      (Commission File         (IRS Employer
Jurisdiction of           Number)            Identification
Incorporation)                                         No.)


    601 N.W. Second Street, Evansville, IN        47708
   (Address of Principal Executive Offices)     (Zip Code)


Registrant's telephone number, including area code:
(812) 424-8031

Item 5.    Other Events.

  On May 18, 1999, the Chancery Court of the First
Judicial District of Jones County Mississippi rendered a judgment awarding approximately $500,000 in compensatory damages and $167 million in punitive damages against American General Financial Center ("Financial Center"), a subsidiary of registrant. The case was brought by 29 individuals who in the early 1990s purchased satellite dishes for approximately $2,500 from distributors who arranged financing for these satellite dishes through the Financial Center. The registrant's subsidiary intends to seek further review and appeal of the judgment and believes that it has substantial bases for success in this process.

                         SIGNATURE


      Pursuant to the requirements of the Securities
Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

                     AMERICAN GENERAL FINANCE, INC.



Dated: May 19, 1999  By:  /S/ ROBERT A. COLE
                          Robert A. Cole
                          Senior Vice President and
                          Chief Financial Officer